UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2013

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

     On February 13, 2013, Edward V. Fritzky, a Class II member of the Board of Directors (the “Board”) of Geron Corporation (the “Company”), notified the Company of his decision to retire from the Board, effective as of May 22, 2013, the date of the Company’s next Annual Meeting of Stockholders (the “2013 Annual Stockholders Meeting”). In addition, Thomas D. Kiley, Esq., also a Class II member of the Board, notified the Company of his decision to retire as a member of the Board, effective as of the 2013 Annual Stockholders Meeting. Until their retirement from the Board, Messrs. Fritzky and Kiley will each continue to serve on the Audit Committee of the Board.

Compensatory Arrangements of Certain Officers

     On February 13, 2013, the Company’s Board approved an annual base salary of $569,250 for 2013 and a cash performance bonus of $330,000 for 2012 for John A. Scarlett, M.D., the Company’s President and Chief Executive Officer. Dr. Scarlett’s annual base salary for 2013 represents an increase of 3.5%, or $19,250, from his 2012 annual base salary. In addition, on February 13, 2013, the Company’s Board approved the grant of a stock option to purchase 1,340,000 shares of the Company’s common stock to Dr. Scarlett, at an exercise price of $1.50 per share. The other terms of the stock option granted to Dr. Scarlett are set out below.

Executive Officer Stock Option Grants

     On February 12, 2013, the Company’s Compensation Committee of the Board approved the grant of stock options to purchase the Company’s common stock to the principal financial officer and named executive officers of the Company. The following table sets forth the number of shares underlying the stock option grants:

		Number of
		Shares	Exercise Price
		Underlying	of Stock
		Stock Option	Option
Name	Position	Grant	($/Share)
Olivia K. Bloom	Chief Financial Officer,	400,000	$1.51
	Senior Vice President,
	Finance and Treasurer
Melissa A. Kelly Behrs	Senior Vice President,	300,000	$1.51
	Portfolio and Alliance
	Management
Andrew J. Grethlein,	Executive Vice President,	300,000	$1.51
Ph.D.	Technical Operations &
	Acting Head of Research
Stephen M. Kelsey,	Executive Vice President,	470,000	$1.51
M.D., F.R.C.P.,	R&D and Chief Medical
F.R.C.Path.	Officer
Stephen N. Rosenfield	Executive Vice President,	420,000	$1.51
	Legal Affairs and Human
	Resources, General
	Counsel and Corporate
	Secretary

     The stock options granted to Dr. Scarlett and the other named executive officers of the Company (i) were granted pursuant to the Company’s 2011 Incentive Award Plan; (ii) terminate ten years from the date of grant or earlier in the event the optionee’s service terminates; (iii) have an exercise price per share equal to the closing price of the Company’s common stock as reported on the NASDAQ Global Select Market on the date of grant; and (iv) vest in a series of forty-eight (48) equal consecutive monthly installments, commencing from the date of grant (provided the optionee continues to provide services to the Company); however, if the optionee has not yet completed six (6) consecutive months of services to the Company, the options will vest as follows: after the end of such six (6) month period, up to one eighth (1/8) of the total number of option shares will vest, and the balance of option shares will vest in a series of equal and consecutive monthly installments of whole shares over the remaining period thereafter, for an aggregate total of forty-eight (48) months; in each case subject to full vesting acceleration in the event of a merger, acquisition or similar change in control of the Company as provided for under the stock option agreement. Dr. Grethlein has not yet completed six (6) consecutive months of services to the Company, and therefore option shares granted to Dr. Grethlein will not vest until completion of such six (6) month period, whereupon the option shares will vest as set forth above.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: February 14, 2013	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President, Legal
Affairs and Human Resources,
General Counsel and Corporate
Secretary